EXHIBIT 10.1

GLENAYRE TECHNOLOGIES, INC. INCENTIVE PLAN

1. Objective:

The Glenayre Technologies, Inc. Incentive Plan (the “Plan”) was created to motivate and provide incentive to eligible employees of Glenayre Technologies, Inc. and its wholly owned subsidiaries around the world and to maximize company profits.

2.	Funding: The Plan may be funded to a maximum of 200% of the Target Earnings as approved by the Board of Directors.

3.	Employee Target Bonus: Annual Base Salary X (times) Target Bonus Level at 100% of incentive pool funding.

Example:

     Annual Base Salary is $60,000; Target Bonus Level is 10%; Target Bonus = $ 6,000.

4. Individual Performance Multiplier (“Performance Multiplier”):

At the beginning of each plan year, each manager is required to establish and set annual performance objectives for each Plan participant in support of Glenayre’s strategy and goals. During the course of the year, each manager will be responsible for meeting with each of his/her employees to assess progress and to adjust objectives to ensure they continue to support the overall Company goals.

At the end of Plan Year, each manager will assess the level of achievement for objectives and assign a performance rating. Provided that the pool is funded and the employees’ performance is at or above the minimum performance level, a percentage of the bonus pool will be paid to the employees based on the actual size of the bonus pool and the employee’s performance rating.

5. Example Payout:

Annual Base Salary is $60,000; Target Bonus Level is 10%, Targeted Bonus = $ 6,000.

Assumptions for this example: The bonus pool is funded at 100%. The Individual Performance Multiplier is 80%.

Actual Bonus: $6,000 X 100% X 80% = $4,800

GLENAYRE TECHNOLOGIES, INC. INCENTIVE PLAN

DEFINITIONS

•	Annual Base Salary – Total base salary earned during the Plan year, (prior to deductions for contributions to the 401(k) Plan, health care coverage, flexible spending accounts, or for any other Company sponsored pre-tax or deferred compensation plans) received by a Participant from the Company while participating in the Plan.

•	Company — Glenayre Technologies, Inc. and its subsidiaries.

•	Eligibility Requirements—

a.	An employee must be active on December 31 during the Plan year and have been employed for a minimum of 3 months to be eligible to participate in the Plan.

b.	Plan bonus payments — Participants must be actively employed on the date of payout to be eligible to receive their incentive bonus payment.

c.	Any Participant on a formal performance improvement plan at the end of any plan period will not be eligible for a payment.

d.	Non-exempt employees are not eligible to participate in the Plan.

Periods of paid or unpaid leave of absence in excess of 30 consecutive days will not be considered for Plan eligibility. Annual Base Earnings will be prorated according to the length of disability. Payment of earned Plan bonuses will be made upon return to work from a leave of absence.

•	Participant — A regular employee of the Company who is approved by the Chief Executive Officer or the Vice President, Human Resources to be a Participant in the Plan. Plan participation will be prorated based on the length of time a Participant is eligible. No employee may participate in more than one incentive or commission plan.

•	Payment Date – Forty-five (45) days after the performance review or audit completion by the independent auditors and Board of Directors approval of the Company’s annual financial statements.

•	Plan – Glenayre Technologies, Inc. Incentive Plan (the “Plan”)

•	Plan Year – January 1 through December 31.

•	Target Bonus Level — The target percentage of pay that the Participant could receive from the Plan if the bonus pool is fully funded and the Individual Annual Performance Objectives are achieved. The Plan Level for each Participant is recommended to and approved by the Chief Executive Officer and/or Vice President, Human Resources. In addition, the Board of Directors approves Executive Officer Plan Participation Levels each year.

•	Target Earnings – The earnings target for either the Division or the Company as approved on an annual basis by the Board of Directors of the Company.

•	Termination or Amendment – While the Company intends to continue the Plan indefinitely, it reserves the right at any time and for any reason, in its sole and absolute discretion, to amend or terminate the Plan.